METAPHOR CORPORATION
DISCLOSURE SCHEDULE

The following disclosure schedules (the “Schedules”) are provided in connection with the Sale and Purchase Agreement, dated as of May 12, 2005 (the “Agreement”), by and among Metaphor Corporation, a Nevada corporation (the “Acquiror”), 8 Holdings LLC, a Colorado limited liability company (“8 Holdings”), Hong Kong Huicong International Group Limited, a British Virgin Islands company (the “Shareholder”), each of Wu Xian, Li Shuangqing, Shen Qizhi and Wang Li Hong (collectively, “CMN Management”) and China Media Network International Inc., a British Virgin Islands company (the “Company”). Capitalized terms used but not defined herein shall have the respective meaning ascribed to such terms in the Agreement.

The Schedules are qualified in their entirety by reference to Section 6 of the Agreement. The Schedules may include items or information which the Acquiror is not required to disclose under the Agreement and disclosure of such items or information shall not affect the interpretation of the Agreement or the scope of the disclosure obligations thereunder. Inclusion of information herein shall not be construed as an admission that such information is material to the business, financial position or results of operation of the Acquiror.

Every matter, document or item referred to or described in any part of the Schedules shall be deemed to be disclosed for all purposes and under each category or part of these Schedules to which such matter, document or item is relevant.

Section 6.2.3

None.

Section 6.2.4

None.

Section 6.3

There are no outstanding contracts or commitments relating to the issuance, sale or transfer of Acquiror Common Stock, other than contracts to be entered into for the sale and purchase of shares of Acquiror Common Stock in connection with the financing to be consummated by the Acquiror prior to Closing, and the shares to be issued to the Acquiror Stockholder prior to Closing, pursuant to that certain Stock Purchase Agreement, dated as of April 7, 2005, by the Acquiror Stockholder, the Acquiror and Mark L. Baum, an individual (“Mr. Baum”). Accordingly, as of Closing, the number of shares of Acquiror Common Stock that will be issued and outstanding will be in excess of 509,705 shares.

Section 6.5

None.

Section 6.7

1.	1998, US and California Income and Tax Returns
2.	1999,US and California Income and Tax Returns

The Acquiror believes that it did file California and Federal Income and Tax returns for calendar years 2000 and 2001; however, it does not possess copies of these returns.

The Acquiror has not filed Federal or State tax returns for the calendar years 2002, 2003 and 3004. The Acquiror is the process of making such filings with the state and federal authorities. During the subject periods, there was no operational activity within the company.

Section 6.10

1.	2004 Stock Incentive Plan.
2.	2003 Stock Incentive Plan, as amended.
3.	2002 Professionals Stock Compensation Plan.
4.	2001-2002 Consultants Stock Option Plan.

All of the 6.10 disclosure documents are on file with the US SEC.

Section 6.11

None.

Section 6.14

Changes made to the Acquiror’s Common Stock capital subsequent to the end of calendar year 2004 were disclosed in Form 8-K's filed with the US Securities and Exchange Commission ("SEC") on January 7, 2005, February 3, 2005 and March 10, 2005. Additional related disclosures were made with the SEC in a Form 10-KSB on March 11, 2005 and an amended Form 10-KSB filed with the SEC on March 15, 2005.

On April 6, 2005, the Acquiror entered into a mutual release and settlement agreement with A.P.U. Holdings, Inc., 4117 Investments, Ltd., Grant Thornton Limited, Fasken Martineau DuMoulin, Davis & Co., Brian Child, Esq. and Mark L. Baum, Esq. This matter related to a stagnant lawsuit ("Lawsuit") filed by American Boardsports Corporation, a predecessor entity to the Acquiror, on April 27, 2001. Under British Columbia law, the venue where the Lawsuit was filed, although the Lawsuit had not been active for many years, the defending party had the right to file a Notice of Intent to Proceed ("NOIP"), serve the NOIP upon the other parties to the Lawsuit, and bring resolution to their respective claim. Upon receipt of service of the NOIP, Mark L. Baum ("Baum") engaged in settlement discussions with Brian Child, Esq., an attorney with the firm of Davis & Co. of Vancouver, BC, Canada and counsel for A.P.U. Holdings, Inc., the party serving the NOIP. A USD $5,000 settlement was immediately reached. Baum agreed to gift the Acquiror $5,000.00 which was tendered to the signature parties to the mutual release and settlement agreement. The matter is now completely resolved by and among all parties to the Lawsuit.

On April 7, 2005, the Acquiror executed a Specific Power of Attorney with Harlan Kleiman of Sausalito, California.

Section 6.15.1(a)

1.
Mutual Release and Settlement Agreement dated April 6, 2005 by and among the Acquiror, A.P.U. Holdings, Inc., 4117 Investments, Ltd., Grant Thornton Limited, Fasken Martineau DuMoulin, Davis & Co., Brian Child, Esq., and Mark L. Baum, Esq.

2.	Release and Settlement Agreement dated January 21, 2005 by and between the Company and The Baum Law Firm, PC.
3.	Release and Settlement Agreement dated March 2, 2005 by and between the Company and The Baum Law Firm PC.
4.	Specific Power of Attorney to Harlan Kleiman dated April 7, 2005.

Section 6.15.1(b)

None.

Section 6.15.1(c)

None.

Section 6.15(d)

Please see chart below. It is Acquiror’s intent to attempt to negotiate compromises and settlements with any and all parties the Acquiror has identified as a rightful claimant or debtholder.

METAPHOR CORPORATION DEBTS AS OF APRIL 14, 2005: $79,256

Accounts Payable: $21,759

Debt Holder	Amount of Debt
Kennan Kaeder	$21,759

Demand Loans: $32,500

Debt Holder	Amount of Debt
Branfman & Associates	$2,000
Northern Trust Bank	$25,452
Express One	$5,048

Convertible Debentures: $25,000

Debt Holder	Amount of Debt
Patel	$25,000

Section 6.17.

None.